UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 16, 2019

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 345-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers
(b) On January 16, 2019, Marsh & McLennan Companies, Inc. (the “Company”) announced the appointment of Julio A. Portalatin as Vice Chairman of the Company effective March 1, 2019. Mr. Portalatin currently serves as President and Chief Executive Officer of Mercer. As Vice Chairman, Mr. Portalatin will continue to report to the Company’s President and CEO, Dan Glaser, and will no longer serve as a member of the Company’s Executive Committee.
(e) On January 16, 2019, the Compensation Committee of the Company’s Board of Directors approved the terms of Mr. Portalatin’s employment as Vice Chairman of the Company effective March 1, 2019. The principal terms are summarized below.
Mr. Portalatin will receive an annual base salary of $500,000. Mr. Portalatin will be eligible for an annual bonus with a target of $1,000,000 commencing with the 2019 performance year (awarded in 2020). Mr. Portalatin will not be eligible for any additional awards under the Company's long-term incentive program and will not be eligible for any severance benefits upon the conclusion of his employment. Mr. Portalatin will continue to be eligible to participate in the Company's employee benefit plans and programs on terms and conditions as are generally provided to similarly situated employees of the Company, as in effect from time to time. While employed by the Company and for 12 months following his termination of employment, Mr. Portalatin will be subject to certain restrictive covenants. Mr. Portalatin’s employment as Vice Chairman of the Company is conditioned on his entry into a waiver and release in connection with a letter agreement documenting the terms of his employment and at the termination of his employment.
Item 8.01    Other Events
On January 16, 2019, the Company announced the appointment of Martine Ferland as President and Chief Executive Officer of Mercer, effective March 1, 2019. Ms. Ferland will report to the Company’s President and CEO, Dan Glaser, and join the Company’s Executive Committee Ms. Ferland joined Mercer in 2011 as Retirement Business Leader for Europe and Pacific Region. She then served as Europe and Pacific Region President and Co-President, Global Health, before being named Mercer Group President.
A copy of the press release is attached hereto and as Exhibit 99.1 and incorporated by reference herein.
Item 9.01     Financial Statements and Exhibits
(d) Exhibits
99.1. Press release issued by Marsh & McLennan Companies, Inc. on January 16, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Katherine J. Brennan
Name:	Katherine J. Brennan
Title:	Deputy General Counsel, Chief Compliance Officer & Corporate Secretary

Date:    January 18, 2019

EXHIBIT INDEX

Exhibit No.           Exhibit

99.1	Press release issued by Marsh & McLennan Companies, Inc. on January 16, 2019.

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